UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GEOMET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2011

NOTICE is hereby given that the annual meeting of stockholders of GeoMet, Inc. (the “Company”) will be held on May 6, 2011, at 10:00 a.m., local time, in the San Jacinto Room at 2 Houston Center, located at 909 Fannin St., Level P2, Houston, Texas 77010, for the following purposes:

1.	To elect the nine nominees named in the attached Proxy Statement as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 8, 2011 are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the Company’s offices located at 909 Fannin Street, Suite 1850, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of 10 days before the annual meeting.

Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A record of the Company’s activities during 2010 and its audited financial statements for the year ended December 31, 2010 are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which is enclosed herewith. The Annual Report does not form any part of the material for solicitation of proxies.

Dated: April 6, 2011.

By Order of the Board of Directors

/s/ Stephen M. Smith
Stephen M. Smith
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2011

The Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2010 are available at http://www.proxyvote.com. The Control Number for accessing the materials is set forth on the accompanying proxy card.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR VOTE BY INTERNET OR BY TELEPHONE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES BY MAIL, INTERNET OR TELEPHONE WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

PROXY STATEMENT

For Annual Meeting of Stockholders

To be Held on May 6, 2011

GENERAL

The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of GeoMet, Inc. (the “Company” or “GeoMet”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 12, 2011.

The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation thereto) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

Proxies

Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Corporate Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

Voting Procedures and Tabulation

Holders of record of our common stock and Series A Convertible Redeemable Preferred Stock, referred to herein as “preferred stock”, may vote using one of the following three methods:

By Mail: Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone: Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet: www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, against or withheld. The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding capital stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the nominees for director who receive the most votes from the holders of shares of our common stock and our preferred stock (on an as converted basis) for their election will be elected. That is, the affirmative vote of a plurality in voting power of our common stock and our preferred stock voting together as a single class, present, in person or by proxy and entitled to vote, is required for the election of the directors.

Brokers who hold shares on behalf of their customers have the authority to vote on certain proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the matter is not routine and therefore the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you hold your shares in “street name”, and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder cannot vote your shares on the election of directors.

Voting Securities

The voting securities of the Company outstanding are its common stock, par value $0.001 per share, and its Series A Convertible Redeemable Preferred Stock, par value $0.001 per share. Only the holders of record of common stock and preferred stock at the close of business on March 8, 2011, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 39,858,832 shares of common stock (including 390,928 shares of restricted common stock) and 4,148,538 shares of preferred stock outstanding, and entitled to be voted at the meeting. A majority of the shares of common stock and preferred stock (on an as converted basis) treated as a single class, present in person or by proxy, is necessary to constitute a quorum. Each holder of common stock is entitled to one vote per share and each holder of preferred stock is entitled one vote per share of common stock into which the holder’s preferred stock is convertible on all matters submitted to a vote of the holders of our common stock at the meeting. Shares of preferred stock are convertible at the rate of 7.692307692 common shares per share of preferred stock, eliminating fractional shares. Consequently, 100 shares of preferred stock would represent aggregate voting power of 769 shares of common stock after eliminating the remaining fractional share. In total, the 4,148,538 shares of our outstanding preferred stock represent aggregate voting power of not more than 31,911,830 shares of common stock, representing 44.5% of the combined voting power of the common stock and preferred stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of one director and a maximum of thirteen directors. The Board of Directors has established that nine directors will be the number of directors that will constitute the full Board of Directors at the time of the 2011 annual meeting of stockholders. At the meeting, nine directors will be elected.

Directors are elected by plurality vote of our common and preferred stockholders present in person or by proxy and entitled to vote, voting together as a single class, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified.

The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. All of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Robert E. Creager was appointed to the Board effective on April 7, 2011 to replace J. Hord Armstrong, III who resigned from the Board on April 6, 2011 because of the time demands created by his position as Chairman and Chief Executive Officer of Armstrong Land Company, LLC. Mr. Armstrong’s decision was not in connection with any disagreement with the Company.

Robert E. Creager, Age 62, Director since April 2011.	Robert E. Creager has over 38 years of public accounting and industry experience. Until his retirement in 2009, Mr. Creager served in positions of increasing responsibility with PricewaterhouseCoopers LLP, starting as an Audit Senior Manager in 1980, being named an Audit Partner in 1982 and serving as the Audit Practice Leader of the Houston office from 2001 to 2007. Mr. Creager served as Chief accounting Officer of Security Savings from 1978 to 1980. Mr. Creager began his career with KPMG in 1971, serving progressively as an Audit Associate, Audit Senior and Audit Manager until 1978. Mr. Creager holds a Bachelors Degree in Accounting from the University of Maryland. The Nominating, Corporate Governance and Ethics Committee determined that Mr. Creager’s extensive experience in public accounting brings a strong financial management background to our Board, and that he is particularly well-suited to serve as Chairman of the Board’s Audit Committee.

James C. Crain, age 62, Director since January 2006.	James C. Crain has been involved in the energy industry for over 35 years, both as an attorney and as an executive officer. Mr. Crain currently serves on the boards of directors of Crosstex Energy, Inc. and Approach Resources, Inc. Since 1997, Mr. Crain has acted as a general partner of Valmora Partners, L.P., which invests in various oil and gas businesses, among other things. In addition, since 1984 Mr. Crain has held officer positions with Marsh Operating Company, an investment management firm focusing on energy investments, including his current position, President, which he has held since 1989. Prior to joining Marsh in 1984, Mr. Crain was a Partner in the law firm of Jenkens & Gilchrist. Mr. Crain holds a Bachelors in Accounting, a Masters of Professional Accounting in Taxation and a Juris Doctorate, all from the University of Texas at Austin. The Nominating and Corporate Governance Committee, in reviewing and assessing

Mr. Crain’s background and prior contributions to the Board, determined that his extensive legal, investment and transactional experience, particularly within the oil and natural gas exploration and production industry, provides significant contributions to our Board.

Stanley L. Graves, age 66, Director since January 2006.	Stanley L. Graves has over 37 years of experience in the oil and gas business and currently serves as President of Graco Resources, Inc., a coal and energy consulting firm. He served as Chairman of the Board of Graves Service Company, Inc. from 1990 until it was sold in 2006. From 1997 to 2002 Mr. Graves was the President of U.S. Clay, L.P., which mined and processed bentonite. Prior to his time at U.S. Clay, L.P., Mr. Graves served as Vice President - Business Development for Ultimate Abrasive Systems, Inc., as President of Eldridge Gathering System Inc., and as Vice President of Energen Corp., a large coalbed methane producer in Alabama. Mr. Graves holds a Bachelors degree in Engineering from Auburn University. Mr. Graves’ background in the coalbed methane industry, combined with his executive management experience with coalbed methane, mining and midstream companies, provides our Board with considerable knowledge and understanding of strategic and operational matters, in the view of the Nominating and Corporate Governance Committee.

Charles D. Haynes, age 71, Director since January 2006.	Charles D. Haynes has over 47 years in the energy profession as a consultant, academic, researcher, and executive. He is a licensed professional engineer in Alabama and served on the Alabama Board of Licensure for Engineers and Land Surveyors from 2002 to 2007. He retired from The University of Alabama in May 2005, having held faculty and administrative positions since 1991. From 1977 to 1990 he was a senior executive officer and director of Belden & Blake Corporation, an oil and gas drilling and exploration company. He holds Bachelors, Masters, and Doctorate degrees from The University of Alabama, Pennsylvania State University, and the University of Texas, respectively, in mining and petroleum engineering. He is a Legion of Honor and Distinguished Member of the Society of Petroleum Engineers. The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Haynes’ extensive background in the oil and natural gas industry, particularly as a petroleum engineer and as an industry executive, and prior contributions to the Board, determined that he provides our Board with a valuable technical and management background and an important historical perspective on our industry.

W. Howard Keenan, Jr., age 60, Director since December 2000.	W. Howard Keenan, Jr. has over 35 years of experience in the financial and energy businesses. Since 1997 he has been a Member of Yorktown Partners LLC, a private equity investment manager focused on the energy industry. From 1975 to 1997 he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas including the founding of the first Yorktown Fund in 1991. He is or has served as a director of multiple Yorktown portfolio companies, including Concho Resources, Inc. Mr. Keenan holds a Bachelors degree from Harvard College and a Masters of Business Administration from Harvard University. The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Keenan’s experience and prior contributions to the Board, determined that his experience in energy finance and as a director of other exploration and production companies, brings a considerable financial and strategic background to our Board.

Philip G. Malone, age 62, Director since April 2005.	Philip G. Malone has served as our Senior Vice President - Exploration since January 2006 and has served in executive positions with us since he participated in founding the Company in 1985. Mr. Malone has been a member of our Board of Directors since 2005. He has over 35 years experience as a professional geologist, one year at the Geological Survey of Alabama, ten years at USX Corporation and the remainder at GeoMet. From 1976 to 1985 he was a geologist with USX Corporation and served as chief geologist for the last three years of his tenure with responsibility for supervising exploration and development work related to coal and coalbed methane for USX Southern District. Mr. Malone has authored and co-authored numerous technical papers and is a recognized speaker worldwide on coalbed methane topics. Mr. Malone holds a Bachelors degree in Geology from the University of Alabama. In reviewing and assessing Mr. Malone’s contributions to our Board, the
Nominating, Corporate Governance and Ethics Committee determined that his extensive background in geology and his operational and management experience, particularly in the area of coal and coalbed methane industries, brings strong, industry-specific, experience to our Board.

J. Darby Seré, age 63, Director since December 2000.	J. Darby Seré has served as a Director, President and Chief Executive Officer of GeoMet, Inc. since December 2000. Mr. Seré was elected Chairman of the Board in January 2006. Mr. Seré has over 37 years of experience in the oil and gas business, including 19 years as Chief Executive Officer of two other publicly held exploration and production companies. Mr. Seré served as President, Chief Executive Officer, and a Director of Bellwether Exploration Company from 1988 to 1999, where he also served as Chairman of the Board from 1997 to 1999, and was a co-founder and President, Chief Executive Officer and Director of Bayou Resources, Inc. from 1982 to 1987. Mr. Seré was Manager of Acquisitions, Vice President–Acquisitions and Engineering and Executive Vice President of Howell Corporation / Howell Petroleum Corporation from 1977 to 1981. Mr. Seré began his career as a staff reservoir engineer for Chevron Oil Co. in 1970. Mr. Seré holds a Bachelors degree in Petroleum Engineering from Louisiana State University and a Masters of Business Administration from Harvard University. The Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Seré’s contributions to the Board, determined that his role as the Company’s President and Chief Executive Officer, his experience in the coalbed methane industry and his many years of experience with oil and natural gas exploration and production companies provide significant contributions to our Board.

Michael Y. McGovern, age 60, Director since September 2010.	Michael Y. McGovern has over 30 years of experience in the oil and gas business and currently serves as the Chairman and Chief Executive Officer of Sherwood Energy, LLC and Executive Advisor to Cadent Energy Partners. Mr. McGovern also currently serves on the boards of directors of Vermillion Bay Exploration, Inc., WestFire, Inc. and Columbia Chemical Company. Mr. McGovern served as the Chief Executive Officer of Pioneer Companies from 2002 to 2007, two years of which he also served as the Chairman. Mr. McGovern served as the President and Chief Executive Officer of Coho Energy, Inc. from 2000 to 2002. Mr. McGovern served as the Managing Director of Pembrook Capital Corporation from 1998 to 2000. Mr. McGovern served as the Chairman and Chief Executive Officer of Edisto Resources Corporation from 1993 to 1997 and also of Convest Energy Corporation from the date of the acquisition of a controlling interest in Convest by Edisto in 1994 to 1997. Mr. McGovern served as the President and Chief Executive Officer of Ironstone Group, Inc. and OXOCO Inc., its predecessor, from 1986 to 1993 and also of American National Petroleum Company, which was acquired by OXOCO, from 1986 to 1993. Mr. McGovern served as the General Partner of Loomis & McGovern Associates from 1984 to 1986. Mr. McGovern served as the Vice President of McMoRan Oil and Gas Company from 1981 to 1984. Mr. McGovern held various management positions with Louisiana Land and Exploration Company from 1975 to 1980. Mr. McGovern served as a staff auditor with Arthur Andersen, LLP from 1974 to 1975. Mr. McGovern holds a Bachelor of Science degree in Business from Centenary College. The Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. McGovern’s extensive background in the oil and natural gas industry, particularly as an industry executive, determined that he provides our Board with a valuable management background for the execution of the Company’s strategy following the recent completion of its recapitalization. Mr. McGovern was nominated pursuant to an agreement with Sherwood Energy LLC. The agreement was entered into in connection with Sherwood’s acquisition of preferred stock and requires that we nominate Mr. McGovern if so instructed by Sherwood.

Gary S. Weber, age 59, Director since September 2010.	Gary S. Weber has over 35 years of experience in the oil and gas business. Mr. Weber served as the Vice President - Engineering and Acquisitions of SG Interests from 1994 until his retirement in 2005. Mr. Weber served as the Exploration Manager of IP Petroleum from 1987 to 1994. Mr. Weber served as the Vice President - Exploration of Henry Petroleum from 1984 to 1986. Mr. Weber served as the Exploration Manager and Partner of Pinion Exploration in 1984. Mr. Weber served as the Vice President - Exploration of High Plains Exploration from 1981 to 1983. Mr. Weber began his career as a Geologist, Exploration Manager, and Assistant to the President of Houston Oil & Minerals from 1974 to 1981. Mr. Weber holds a Bachelor of Science degree in Geology from the University of Texas. The Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Weber’s extensive background in the oil and natural gas industry, particularly as a geologist and operations executive in the coalbed methane industry, determined that he provides our Board with a valuable technical and management perspective for the execution of the Company’s strategy following the recent completion of its recapitalization. Mr. Weber was nominated pursuant to an agreement with Sherwood Energy LLC. The agreement was entered into in connection with Sherwood’s acquisition of preferred stock and requires that we nominate Mr. Weber if so instructed by Sherwood.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

Board Independence

The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the listing standards of NASDAQ:

•	Robert E. Creager

•	James C. Crain

•	Stanley L. Graves

•	Charles D. Haynes

•	W. Howard Keenan, Jr.

•	Michael Y. McGovern

•	Gary S. Weber

The Board has determined that each of the current members of the Audit Committee, the Nominating, Corporate Governance and Ethics Committee and the Compensation Committees of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ.

The Board has also determined that each of J. Darby Seré, Chairman, President and Chief Executive Officer of the Company and Philip G. Malone, Senior Vice President—Exploration, is not “independent” as defined by Rule 5605(a)(2) of the listing standards of NASDAQ. The Board has determined that not all of the current members of the Executive Committee are “independent” within the rules set forth in the listing standards of NASDAQ.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has nine directors and the following five committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance and Ethics Committee, the Executive Committee and the Reserves Sub-Committee. The membership and function of each committee is described below. Each of the committees, other than the Reserves Sub-Committee, operates under a written charter adopted by the Board of Directors. A copy of each committee charter is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com. Printed copies of any of the committee charters may be obtained upon request addressed to our Corporate Secretary, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas 77010.

Board Leadership

Our Board currently combines the role of Chairman of the Board (“Chairman”) with the role of Chief Executive Officer (“CEO”) and believes that this structure provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. Our Board also believes that the Company is strengthened by the chairmanship of Mr. Seré, who has the strategic, operational and technical expertise needed to lead the Company efficiently and effectively. At this time, the Board believes the Company can most effectively execute its business strategies and plans if the Chairman is also a member of the management team. A single person, acting in the capacities of Chairman and CEO, provides unified leadership and focus. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Therefore, under different circumstances, the Board may elect to separate the two roles. Although our Board has not formally appointed a “lead independent director,” a majority of our Board is comprised of empowered, independent directors who provide active oversight and regularly consult with our Chairman and CEO.

Audit Committee

The current members of the Audit Committee are Robert E. Creager (Chairman), James C. Crain, and Stanley L. Graves, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules. The members of the Audit Committee during fiscal 2010 and until April 6, 2011 were J. Hord Armstrong, III (Chairman), James C. Crain and Stanley L. Graves, each of whom met the independence requirements of the applicable NASDAQ and SEC rules.

The Audit Committee met four times during fiscal 2010, either in person or by telephone. The role of the Audit Committee is to appoint our independent auditors and to review, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. A complete description of the Audit Committee’s responsibilities is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com.

The Board has determined that Mr. Creager is the “audit committee financial expert” of the Board, as defined in the rules established by NASDAQ and the SEC. The Board of Directors also determined that Mr. Armstrong was the “audit committee financial expert” of the Board, as defined in the rules established by NASDAQ and the SEC during fiscal 2010 and until April 6, 2011.

Compensation Committee

The current members of the Compensation Committee, appointed by our Board in September 2010, are Stanley L. Graves (Chairman), Charles D. Haynes, and Gary S. Weber, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules. The members of the Compensation Committee prior to September 2010 were Charles D. Haynes (Chairman), James C. Crain and Stanley L. Graves, each of whom met the independence requirements of the applicable NASDAQ and SEC rules. The Compensation Committee met eight times during fiscal 2010, either in person or by telephone. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company’s 2005 Stock Option Plan, its 2006 Long-Term Incentive Plan and all other compensation and benefit policies, practices and plans of the Company and recommends Board approval of the compensation program applicable to outside directors of the Company.

Nominating, Corporate Governance and Ethics Committee

The current members of the Nominating, Corporate Governance and Ethics Committee, appointed by the Board on April 7, 2011, are James C. Crain (Chairman), Robert E. Creager, and Michael Y. McGovern, each of whom meet the independence requirements of the applicable NASDAQ and SEC rules. The members of the Nominating, Corporate Governance and Ethics Committee from September 2010 until April 6, 2011 were James C. Crain (Chairman), Stanley L. Graves and J. Hord Armstrong, III, each of whom met the independence requirements of the applicable NASDAQ and SEC rules. The members of the Nominating, Corporate Governance and Ethics Committee prior to September 2010 were J. Hord Armstrong, III (Chairman), Stanley L. Graves and Charles D. Haynes, each of whom met the independence requirements of the applicable NASDAQ and SEC rules.

The Nominating, Corporate Governance and Ethics Committee met three times during fiscal 2010 to, among other things, consider and recommend to the Board that the current slate of directors be nominated by the Board to stand for re-election at the 2011 Annual Meeting of Stockholders. The Nominating, Corporate Governance and Ethics Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review, and recommends director nominees to the Board.

Executive Committee

The Board established an Executive Committee by a resolution adopted by the entire Board during 2006. The current members of the Executive Committee, appointed by the Board in September 2010, are J. Darby Seré, Michael Y. McGovern, and W. Howard Keenan, Jr. The Executive Committee has the authority during the intervals between the meetings of the Board to exercise all the powers of the Board in the management of the business and affairs of the Company, except for matters relating to amending the certificate of incorporation of the Company, adopting an agreement of merger or consolidation, recommending to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company’s property or assets, recommending to the stockholders the dissolution of the Company or a revocation of a dissolution of the Company, amending, altering or repealing the Company’s bylaws or adopting new bylaws, or otherwise acting in events specified by the Delaware General Corporation Law that call for Board action. The Executive Committee met once during fiscal 2010.

Special Committee

The Board established a special committee on August 18, 2009 in connection with a potential financing transaction involving Yorktown Energy Partners IV, L.P. (“Yorktown”), the Company’s controlling stockholder at that time, in view of the conflicts of interest that may arise with respect to a potential financing transaction with one or more affiliates of Yorktown, and in an effort to ensure that the Company and its stockholders are adequately represented in the review and evaluation of the terms and provisions of any potential financing transaction. The Board appointed a special committee of two independent directors with no affiliation with Yorktown (the “Special Committee”) to represent the interests of the Company and its stockholders in: (1) reviewing and evaluating the terms and provisions of any potential financing transaction, (2) responding to and, if deemed appropriate by the Special Committee, negotiating the terms and conditions of the potential financing transaction, (3) recommending the approval or disapproval (in the Special Committee’s sole discretion) of the terms and provisions of any potential financing transaction to the Board of Directors, and (4) taking such other action with respect to any potential financing transaction as may be necessary. Stanley L. Graves and Charles D. Haynes were appointed to the Special Committee with Mr. Graves being named chairman of the Special Committee. The Special Committee met eleven times in 2010, either in person or by telephone.

Reserves Sub-Committee

The Board formally established a Reserves Sub-Committee of the Audit Committee in the third quarter of 2010 and appointed Charles D. Haynes, Chairman, Stanley L. Graves and Gary S. Weber, each of whom has experience in reserve evaluations, as members of the Sub-Committee. The Reserves Sub-Committee had been functioning informally and reporting to the Audit Committee with Messrs. Haynes and Graves as members since the first quarter of 2008.The responsibility of the Reserves Sub-Committee is to oversee the reserves estimating and reporting process. The Reserves Sub-Committee met once formally and once informally in 2010.

Meeting Attendance

Our Board of Directors held a total of twelve meetings during fiscal 2010, either in person or by telephone. Except as noted in this paragraph, all of our directors who served on our board for the entirety of that year attended at least 75% of the total meetings of the Board and each committee on which he served. Stanley L. Graves was unable to attend one Audit Committee meeting because he was attending a Special Committee meeting at the same time and Mr. Graves was unable to attend a second Audit Committee meeting because of a death in his family. After becoming Board members in September 2010, Mr. McGovern and Mr. Weber attended all of the fiscal 2010 meetings of the Board and each committee on which he served.

Code of Business Conduct and Ethics

All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct and Ethics, which is also available under the “Corporate Governance—Governance Documentation”

section of our website at http://www.geometinc.com. Printed copies of our Code of Business Conduct and Ethics may be obtained upon request addressed to our Corporate Secretary, GeoMet, Inc. 909 Fannin St., Suite 1850, Houston, Texas 77010.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating, Corporate Governance and Ethics Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating, Corporate Governance and Ethics Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating, Corporate Governance and Ethics Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Nominating, Corporate Governance and Ethics Committee

c/o Corporate Secretary

GeoMet, Inc.

909 Fannin St., Suite 1850

Houston, Texas 77010

Director Qualifications

The Board has adopted criteria that apply to nominees recommended by the Nominating, Corporate Governance and Ethics Committee for a position on the Company’s Board. The Company believes it is important to have represented on the Board strong business experience and expertise and, in particular, experience and expertise with regard to exploration and production of oil and natural gas, financial reporting, risk management and business strategy. In selecting candidates for service on the Board, in addition to skills and experience, the Nominating, Corporate Governance and Ethics Committee considers the independence of the individual, availability of service to the Company (including any conflicts of interest), diversity and the Board’s anticipated needs with regard to director expertise. The Nominating, Corporate Governance and Ethics Committee is responsible for recommending candidates for election or appointment to the Board, in accordance with the criteria, policies and principles set forth in its charter including consideration of candidates that provide a broad range of skills, abilities, diversity and other attributes that are necessary to successfully serve as a director.

Neither our Board of Directors nor the Nominating, Corporate Governance and Ethics Committee has a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nominating, Corporate Governance and Ethics Committee, however, periodically reviews the composition of our Board and in doing so considers the overall balance of knowledge, experience, background, skills, expertise, integrity, and analytical ability among the members of our Board. The Nominating, Corporate Governance and Ethics Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering individual director candidates. Any search firm retained to assist the Nominating, Corporate Governance and Ethics Committee in seeking candidates for the Board will affirmatively be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.

Identifying and Evaluating Nominees for Directors

The Nominating, Corporate Governance and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating, Corporate Governance and Ethics Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating, Corporate Governance and Ethics Committee through current Board members, professional search firms, stockholders, or other persons as provided by the charter of the Nominating, Corporate Governance and Ethics Committee. As described above, the Nominating, Corporate

Governance and Ethics Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating, Corporate Governance and Ethics Committee along with the other recommendations. In evaluating such nominations, the Nominating, Corporate Governance and Ethics Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve diversity in knowledge, experience, and expertise on the Board.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at our annual meeting will be considered by our Nominating, Corporate Governance and Ethics Committee in assessing each director’s performance. Last year, all directors attended our annual meeting of stockholders.

Stockholder Communications with the Board

The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board c/o Corporate Secretary, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas 77010. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Report of the Audit Committee

To the Stockholders of GeoMet, Inc.:

The Audit Committee of the Board of Directors oversees the financial reporting process of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s audited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee is also responsible for overseeing the Reserves Subcommittee, which is comprised of two or more independent directors of the Company. The primary responsibility of the Reserves Subcommittee is to assist the Audit Committee and the Board of Directors in reviewing and assessing the Company’s policies and procedures and reasonableness of estimating proved reserves.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the audited consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s audited consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements included in the Company’s Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the audited consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance.” The Audit Committee has also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by the Public Company Accounting Oversight Board and has discussed the independent accountant’s independence and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s audited consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2010, and all members of the Audit Committee were in attendance at two of the meetings, either in person or telephonically. Two meetings had two committee members present, in one instance because the third committee member was attending a Special Committee meeting at the same time and in the second instance because of a death in the family of the third committee member.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

J. Hord Armstrong III, Chairman

James C. Crain

Stanley L. Graves

The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the “Securities Act”).

Risk Oversight

Like all businesses, we face risks in our business activities. Many of these risks are discussed under the caption “Risk Factors” in our current Form 10-K filed with the SEC. Our Board of Directors has oversight of our risk management program, working directly with senior management. Our senior management, subject to board oversight, is responsible for ensuring that our risk management program, comprised of strategic, operational, financial, and legal risk identification and prioritization, is reflected in the Company’s policies and actions. The Company’s senior management, subject to board oversight, is also responsible for day to day risk management and implementation of Company risk management policies.

In addition, our Audit Committee considers our practices regarding risk assessment and risk management, reviews our contingent liabilities, reviews our oil and natural gas reserve estimation practices, as well as major legislative and regulatory developments that could affect us. Our Audit Committee also oversees our code of business conduct, and responses to any alleged violations of our policies made by whistleblowers. We have established a Reserves Sub-Committee of our Audit Committee which oversees the mitigation of the risks in the reserve estimation process. Our Compensation Committee reviews and attempts to mitigate risks which may result from our compensation policies, including working directly with senior management to determine whether such programs improperly encourage management to take risks relating to the business and/or whether risks arising from our compensation programs are likely to have a material adverse effect on the Company.

The Board also believes that the Board’s role of oversight of risk management is facilitated by the leadership structure of the Board. By combining the positions of Chairman of the Board and Chief Executive Officer, the Board gains a valuable perspective that combines the operational expertise of a member of management with the oversight focus of a member of the Board. Our Board of Directors believes that this division of risk management related roles among the Company’s independent directors fosters an atmosphere of significant involvement in the oversight of risk and that this shared oversight is appropriate for the Company.

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2010 and 2009, the Audit Committee retained Deloitte & Touche LLP to provide services to us in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the consolidated financial statements included in the annual report on Form 10-K for the fiscal years ended December 31, 2010 and 2009 were $633,000 and $651,000, respectively.

All Other Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for services other than audit fees for the fiscal year ended December 31, 2010 were $50,000 and were primarily related to a rights offering and backstop transaction completed in 2010. There were no such fees paid or to be paid to Deloitte & Touche LLP for the fiscal year ended December 31, 2009.

Pre-Approval Policies

Under the terms of its charter, our Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may delegate authority to one or more designated members of the Audit Committee, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions are presented to the full Audit Committee at its next scheduled meeting. The pre-approval process includes assessing whether the services being provided maintain compliance with the SEC’s rules on auditor independence.

All services for fiscal 2010 and 2009 set forth above were pre-approved by the Audit Committee, which determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth, as of March 1, 2011, the beneficial ownership of common stock of the Company (assuming conversion of the Company’s Series A Convertible Redeemable Preferred Stock, the only other equity security outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock and Series A Convertible Redeemable preferred stock, on an as converted basis.

Unless otherwise indicated in the footnotes to this table each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Class (2)
Sherwood Energy, LLC	18,683,115		26.0%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, Texas 77010

Yorktown Energy Partners IV, L.P.	14,187,072		19.8%
410 Park Avenue
New York, New York 10022

W. Howard Keenan, Jr.	14,354,655	(3)	20.0%
410 Park Avenue
New York, New York 10022

T. Rowe Price Associates, Inc.	7,638,171	(4)	10.6%
100 East Pratt Street
Baltimore, Maryland 21202

Gates Capital Management, Inc.	5,169,682	(5)	7.2%
1177 Avenue of the Americas, 32nd Floor
New York, New York 10036

Central Securities Corporation.	3,617,331	(6)	5.0%
630 Fifth Avenue
New York, New York 10111

J. Darby Seré	2,349,029	(7)	3.3%
909 Fannin, Suite 1850
Houston, Texas 77010

William C. Rankin	1,088,961	(8)	1.5%
909 Fannin, Suite 1850
Houston, Texas 77010

Philip G. Malone	1,190,222	(9)	1.7%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Brett S. Camp	1,059,731	(10)	1.5%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Class (2)

J. Hord Armstrong, III	122,401	(11)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Stanley L. Graves	139,978	(12)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

James C. Crain	130,102	(13)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Charles D. Haynes	103,586	(14)	0.1%
909 Fannin, Suite 1850
Houston, Texas 77010

Gary S. Weber	90,015		0.1%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, Texas 77010

Tony Oviedo	75,162		0.1%
909 Fannin, Suite 1850
Houston, Texas 77010

Michael Y. McGovern	10,239		0.0%
1221 Lamar Street, 10th Floor, Suite 1001 Houston, Texas 77010

Robert E. Creager	—		0.0%
909 Fannin, Suite 1850
Houston, TX 77010

All executive officers and directors as a group (twelve persons)	20,714,081		28.5%

*	Less than 0.1%.
(1)	Unless otherwise indicated, all outstanding shares of common stock and Series A Convertible Redeemable Preferred Stock are held directly with sole voting and investment power. The total number of shares includes shares of common stock and preferred stock, as converted, issued and outstanding as of March 1, 2011, plus shares of common stock which the owner shown above has the right to acquire within 60 days of that date.
(2)	For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares outstanding excludes the shares which all other persons have the right to acquire within 60 days of March 8, 2011, pursuant to the exercise of outstanding stock options and warrants.
(3)	Includes 14,187,072 shares of common stock beneficially owned by Yorktown Energy Partners IV, L.P. Mr. Keenan is a member and a manager of the general partner of Yorktown Energy Partners IV, L.P. Mr. Keenan disclaims beneficial ownership of all shares held by Yorktown Energy Partners IV, L.P., except to the extent of his pecuniary interest therein.
(4)	Represents shares of common stock owned at December 31, 2010 based on information contained in a Schedule 13G/A filed on February 10, 2011 with the Securities and Exchange Commission. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment advisor with power to direct investments and/or sole power to vote the shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(5)	Represents shares of common stock owned at December 31, 2010 based on information contained in a Schedule 13G/A filed on February 11, 2011 with the Securities and Exchange Commission.
(6)	Represents shares of common stock owned at December 31, 2010 based on information contained in a Schedule 13G filed on February 14, 2011 with the Securities and Exchange Commission.
(7)	Includes options to purchase up to 463,018 shares of common stock, 175,859 shares of common stock that are held in a charitable family foundation of which Mr. Seré shares dispositive power and voting control, 404,125 shares of common stock that are held jointly with Mr. Seré’s wife for which Mr. Seré shares dispositive power and voting control, 266,600 shares of common stock that are held in a limited partnership under the control of Mr. Seré and for which he holds voting control and dispositive power, 107,146 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré serves as the trustee and holds voting control and dispositive power, 69,804 shares that are held by a corporation that Mr. Seré controls and for which he holds voting control and dispositive power, 19,146 shares of common stock held by Mr. Seré’s wife for which Mr. Seré disclaims voting control and dispositive power and 107,146 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré’s wife serves as trustee for which Mr. Seré disclaims voting control and dispositive power.
(8)	Includes options to purchase up to 413,828 shares of common stock, 1,216 shares of common stock that are held by a limited liability company wholly owned by Mr. Rankin and for which he holds voting control and dispositive power, 130,000 shares of common stock held by a grantor retained annuity trust for which he holds voting and dispositive power, and 212,325 shares of common stock that are held in a limited partnership under the control of Mr. Rankin, and for which he holds voting and dispositive power.
(9)	Includes options to purchase up to 24,120 shares of common stock and 543,407 shares of common stock held by the spouse of Mr. Malone.
(10)	Includes options to purchase up to 24,120 shares of common stock and 443,684 shares of common stock held by the spouse of Mr. Camp.
(11)	Includes options to purchase up to 2,000 shares of common stock.
(12)	Includes 9,845 shares of common stock held in an SEP account in the name of Mr. Graves and options to purchase up to 2,000 shares of common stock.
(13)	Includes 1,500 shares of common stock that are held in a family trust of which Mr. Crain is the trustee and has dispositive power and voting control and options to purchase up to 2,000 shares of common stock.
(14)	Includes 100 shares of common stock held by Mr. Haynes’ spouse and options to purchase up to 2,000 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

The following discussion provides an overview of the role of the Compensation Committee of our Board of Directors, the background and objectives of our compensation programs that apply to our “named executive officers” identified in the table below, and the material elements of these officers’ compensation.

Name	Title
J. Darby Seré	President, Chief Executive Officer and Chairman of the Board (our principal executive officer)

William C. Rankin	Executive Vice President and Chief Financial Officer (our principal financial officer)

Philip G. Malone	Senior Vice President—Exploration and Director

Brett S. Camp	Senior Vice President—Operations

Tony Oviedo	Vice President, Chief Accounting Officer and Controller (our principal accounting officer)

Compensation Considerations

Our Compensation Committee believes that our compensation program is balanced and reasonable and helps us compensate employees for the value of their contributions while providing total compensation that is flexible enough to respond to changing market conditions. As such, we believe that the program allows us to attract, motivate and retain individuals of high quality and supports a long-standing internal culture of loyalty and dedication to our interests. Our Compensation Committee uses judgment and discretion rather than relying exclusively on formulaic analyses and does not use highly-leveraged incentives. The Committee is mindful of risks that may be inherent in compensation programs and takes steps to manage that risk in the structure of each opportunity.

Although our Compensation Committee fine-tunes our executive compensation program as conditions change, it believes it is important to maintain consistency in its compensation philosophy and approach. Our Compensation Committee recognizes that value-creating performance by an executive or group of executives does not always translate immediately into appreciation in our stock price, particularly in periods of economic stress and commodity price declines such as we are currently experiencing. Our Compensation Committee is aware of the impact that these circumstances have had on our stock price, but is also mindful of the importance of rewarding executive management for strong operational performance based on its belief that over time performance will result in stock price appreciation. However, our Compensation Committee does believe that it is appropriate for certain components of compensation to decline during periods of economic stress and significantly lower stock prices. It is in this context that our Compensation Committee continues to evaluate our executive compensation program.

Compensation Committee

The Compensation Committee of our Board of Directors has overall responsibility for the approval, evaluation and oversight of all of our compensation plans, policies and programs. The primary purpose of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities relating to the compensation of our named executive officers and directors. The primary responsibilities of the Compensation

Committee include: (i) annually reviewing and making recommendations to our Board of Directors regarding our general compensation policies with respect to named executive officers and directors; (ii) annually reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers, evaluating our officers’ performance in light of these goals, and approving compensation levels of our named executive officers based on these evaluations; and (iii) producing a Compensation Committee report on executive compensation as required by the SEC to be included or incorporated by reference in our proxy statement or other applicable SEC filings.

Our Board appoints our Compensation Committee members and Chair, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Board of Directors appoints members to the Compensation Committee considering criteria such as independence, experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, and time availability necessary to fulfill committee responsibilities. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us.

The current members of the Compensation Committee appointed by our Board in September 2010 are Stanley L. Graves, Chairman, Charles D. Haynes, and Gary S. Weber, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules. The members of the Compensation Committee prior to September 2010 were Charles D. Haynes, Chairman, James C. Crain and Stanley L. Graves, each of whom met the independence requirements of the applicable NASDAQ and SEC rules. The Compensation Committee may form subcommittees and delegate authority to any subcommittee so formed whenever it deems appropriate.

The Compensation Committee on occasion meets with our Chief Executive Officer and other executives to discuss our compensation programs and practices for executives, other employees and directors. The Chief Executive Officer may make recommendations regarding the compensation of other named executive officers but does not recommend his own compensation, nor do any of our other executive officers make recommendations to the Compensation Committee regarding their own compensation. While the CEO makes recommendations to the Compensation Committee on compensation programs and practices for executives, other employees and directors, the Compensation Committee is not bound by and does not always accept these recommendations. The Compensation Committee may also seek input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

The Compensation Committee’s function is more fully described in its charter, which the Compensation Committee and the Board of Directors reviewed and amended effective September 14, 2010. The Compensation Committee will continue to review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval on an annual basis. A copy of the charter is available on the Company’s website at http://www.geometinc.com under the “Corporate Governance” section. The Compensation Committee works with our Chief Executive Officer to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. Our Chief Executive Officer, outside corporate counsel, and other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee.

Our Compensation Committee retained BDO USA, LLP (referred herein as the “Compensation Consultant”) , at our expense, to work in an independent capacity to assist the Committee with executive compensation matters. The Compensation Committee’s selection of the Compensation Consultant was made without management recommendation. The Compensation Committee meets with the Compensation Consultant, both in and outside the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. Under the direction of the Chair of the Compensation Committee, the Compensation Consultant provides information regarding compensation trends in the oil and gas exploration and production industry, relative compensation for similarly-situated executive officers in the industry, advisory services regarding the structure of our cash and equity incentive awards, advice regarding the content of this Compensation Discussion and Analysis, and information regarding compliance with certain provisions of the Dodd-Frank Financial Reform Act. At the direction of the Chair of the Compensation Committee, the Compensation Consultant may work with management to produce certain reports for the Committee. The Compensation Consultant provides no services to the Company other than the services provided under the terms of its engagement with the Compensation Committee.

Objectives of Compensation Program

Compensation Philosophy

To ensure that our executive compensation program is competitive, our Compensation Committee works with the Compensation Consultant to evaluate and compare certain elements of total compensation against a peer group of similar publicly traded oil and gas exploration and production companies (the “Compensation Peer Group”). Our Compensation Peer Group consists of companies with a total market capitalization that is generally less than $1 billion. The Compensation Committee, in consultation with the Compensation Consultant and management, has identified a Compensation Peer Group that it considers to be a representative subset of the companies that we compete with for executive talent in the south-central United States. The companies comprising our Compensation Peer Group, prior to any industry consolidation and activity in 2010, were:

• Abraxas Petroleum Corporation	• Goodrich Petroleum Corporation

• Approach Resources Inc.	• Gulfport Energy Corporation

• Clayton Williams Energy Inc.	• Kodiak Oil & Gas Corporation

• Crimson Exploration Inc.	• Magnum Hunter Resources Corporation

• Gastar Exploration Ltd.	• NGAS Resources Inc.

• GeoResources Inc.	• PetroQuest Energy Inc.

• GMX Resources Inc.	• RAM Energy Resources Inc.

The Compensation Peer Group is reviewed and adjusted from time to time by the Committee to assure that it continues to provide a reasonable representation of the market in which we compete for executive talent.

Our compensation programs are designed with the philosophy of attracting and retaining highly skilled executive officers and aligning the interests of these officers with our interests and those of our stockholders. The goals of our compensation program are to: (i) pay our employees for the value of their contributions, recognizing differences in individual performance through the various components of total compensation; (ii) provide total compensation that is flexible enough to respond to changing market conditions and that aligns compensation levels with sustained performance compared to industry practices; and (iii) provide total compensation that will attract, motivate and retain persons of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

The Compensation Committee is charged with setting compensation for our executive officers at a level that will achieve these goals. The Compensation Committee does not target compensation at a specific percentile of peer company or market practices. Rather, it determines compensation by analyzing competitive information from a Compensation Peer Group and then setting total compensation opportunities that are appropriate for GeoMet given our relative size, our performance and the experience and performance of our named executive officers.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short–term and long–term basis. In addition, we reward qualities that we believe help achieve our strategy such as teamwork; individual performance in light of general economic and industry specific conditions; performance that supports our core values; resourcefulness; the ability to manage our existing assets; the ability to explore new avenues to increase natural gas production and reserves; level of job responsibility; and tenure.

Elements of Compensation

The principal elements of compensation for our executive officers include base salary, an annual cash incentive opportunity, and a grant of equity annually that takes the form of stock options and grants of restricted stock or restricted stock units. The Committee intends that, over time, the weighting of the individual components of compensation will be in percentages as illustrated in the table below. However, in 2010, the percentage of compensation attributable to long-term incentives was below this target amount due to the suppressed market price of our shares and our efforts to effectively manage the number of shares awarded from the 2006 Long-Term Incentive Plan.

Target Amounts of Compensation Elements as a Percent of Total Target Compensation

Name	Base Salary	Annual Cash Incentive	Long-Term Incentive	Total
J. Darby Sere	38.5%	23%	38.5%	100%
William C. Rankin	45%	23%	32%	100%
Philip G. Malone	53%	21%	26%	100%
Brett S. Camp	53%	21%	26%	100%
Tony Oviedo	53%	21%	26%	100%

The named executive officers are eligible to participate in certain employee benefit programs consisting of life and health insurance benefits and a qualified 401(k) savings plan. In addition, certain perquisites are available to executive officers as described below, but we do not believe these items comprise a material element of our compensation program.

Base Salary

We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our Compensation Peer Group, the relationship among base salaries paid within our Company and individual experience and performance. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain highly talented individuals in a competitive environment.

The Compensation Committee did not approve any base salary adjustments during 2010 other than for Mr. Malone and Mr. Oviedo. In January 2010, Mr. Malone requested and was granted four additional weeks of vacation during 2010 in return for a reduction in annual base salary of $16,985. Effective July 1, 2010, Mr. Malone requested and was granted the right to work 50% of the Company’s working days for a reduction of 50% from his base salary on December 31, 2009. Effective October 1, 2010, following guidance provided by the Compensation Consultant, Mr. Oviedo’s annual base salary was increased by $12,000, or 6.7%, so that it would be at a level that is more consistent with salaries paid to persons in comparable positions in energy companies of comparable size. Base salaries for Mr. Seré, Mr. Rankin and Mr. Camp remain at levels established as of January 1, 2008. While salary increases were initially approved in 2009, the base salaries for our named executive officers were voluntarily reduced effective July 1, 2009 to the base salaries being received on January 1, 2008 because of the dramatic decrease in natural gas prices that had occurred since July 2008. The current base salaries for our named executive officers are as follows:

Name	Base Salary
J. Darby Seré	$333,000
William C. Rankin	$264,600
Philip G. Malone	$110,400
Brett S. Camp	$220,800
Tony Oviedo	$192,000

Annual cash incentives

Annual cash incentive compensation is intended to focus and reward individuals on measures identified as having a positive impact on our annual business results. At the beginning of 2010, consistent with the performance measures established for the years 2007 through 2009, the following performance measures were established by the Compensation Committee, with input from our CEO and the Compensation Consultant:

•	annual production;

•	year-end proved reserve quantities;

•

annual EBITDA, as adjusted (which is defined as earnings before interest, taxes, and depreciation, depletion and amortization and excluding any non-cash components of EBITDA such as unrealized mark-to-market gains or losses on hedging activities and stock compensation expense and further adjusted using 2010 budgeted natural gas prices); and

•	2010 finding and development costs.

Because the availability of capital was uncertain at the beginning of 2010, the Compensation Committee did not establish 2010 performance targets until August 2010, which were based upon the Company’s 2010 capital and operating budget approved by the Board of Directors in August 2010, for the above listed performance measures at which time the performance targets were communicated to our named executive officers.

The first three performance measures were chosen because they were considered to be important drivers of increases in stockholder value. The fourth performance measure is related to the efficient use of capital. Each of these performance measures carries a 25% weight in determining the total bonus amount. The annual bonus amount determined by achievement of performance targets ranged from a minimum of 25% of each officer’s target percentage of annual base salary to a maximum of 175% of such target percentage. Our Chief Executive Officer could recommend that any or all of the individual bonuses (except his own), as so determined, be adjusted by an absolute 25% of the bonus target percentage of annual base salary based on subjective individual performance factors. Beyond the Chief Executive Officer’s recommendation, the Compensation Committee could make further adjustments to increase or decrease individual bonuses based on subjective performance factors. The Compensation Committee could also adjust our Chief Executive Officer’s bonus as determined by achievement of the performance targets based upon subjective individual performance factors. In regard to the specific financial and operational goals associated with each of the four annual cash incentive measures, the Committee believes that each continues to represent a significant challenge as demonstrated by the fact that executive bonuses have been less than target for each of the last three years.

The bonus targets for our Chief Executive Officer and our Chief Financial Officer were set at 60% and 50%, respectively, of annual base salary; bonus targets for our two senior vice presidents and our Chief Accounting Officer are 40% of annual base salary. These bonus targets are intended to be generally consistent with our understanding of peer practices and at levels we believed to be sufficient to motivate and reward the achievement of plan objectives.

Our actual results as compared to the pre-established financial, production and proved reserves performance objectives set in regard to the 2010 bonus program yielded a bonus that was 112.5% of named executive officers’ bonus targets. The table below shows how the 2010 bonuses were calculated pursuant to the 2010 bonus plan administrative guidelines. In particular, the achievement of 95% to 105% of the first two goals listed below resulted in eligibility for payment of 100% of the target amount, the achievement of 105% to 110% of the third goal listed below resulted in eligibility for payment of 125% of the target amount and the achievement of 90% to 95% of the fourth goal listed below, where a lower result is a better result, resulted in eligibility for payment of 125% of the target amount.

Category	Target	Actual	% of Target	Weight	Credit	Earned
Annual Gas Sales Volumes (Bcf)	7.4	7.3	98.64	25%	100%	25.00%
Year-End Proved Reserves (Bcf) (1)	215.7	215.9	100.1	25%	100%	25.00%
Annual Adjusted EBITDA ($ million)	18.8	20.4	108.53	25%	125%	31.25%
2010 Finding & Development Costs ($/Mcf)	1.25	1.17	93.6	25%	125%	31.25%

Total	—	—	—	—	—	112.50%

(1)	As estimated by DeGolyer & MacNaughton, independent petroleum engineers..

In January 2011, the Chief Executive Officer recommended that the executive officers reporting to him each be paid a 2010 bonus equal to 100% of their respective bonus target rather than 112.5% of the bonus target because of the uncertainty associated with 2011 natural gas prices. The Compensation Committee approved the Chief Executive Officer’s recommendation and also approved a 2010 bonus for the Chief Executive Officer equal to 100% of his target bonus amount. In its consideration of 2010 bonus payments to the named executive officers, the Compensation Committee also considered information on compensation levels of the Compensation Peer Group supplied by the Compensation Consultant, took into account internal equity issues, and considered the performance of each of the officers as follows:

•

In regard to Mr. Seré, the Compensation Committee considered: (i) his leadership in the negotiation of an amendment of a farmout agreement with EQT Production Company; (ii) his leadership in the negotiations of a definitive global settlement agreement with CNX Gas/CONSOL Energy; (iii) his leadership in the negotiations which led to the execution of agreements by EQT Production Company and LBR Holdings, LLC which were required for the CNX Gas/CONSOL Energy global settlement agreement to become effective; (iv) his leadership in the negotiations that led to the execution of a financing commitment from and a definitive backstop agreement with Sherwood Energy, LLC; and (v) his approval and support of the efforts of the four other executive officers with regard to the Company’s cost-cutting program, its hedging program, the testing of the new fracturing technique in the Gurnee field and the Pond Creek drilling program and his direction of the named executive officers below in their accomplishments noted below.

•

In regard to Mr. Rankin, the Compensation Committee considered: (i) his contribution to the negotiations that led to the execution of a financing commitment from and a definitive backstop agreement with Sherwood Energy, LLC; (ii) his leadership of the Company’s cost-cutting program, his recommendation and supervision of the execution of the hedging activities in 2010; (iii) his maintenance of a close relationship with the Company’s group of five banks which led to the negotiation and execution of an extended 3-year-term credit facility; and (iv) his leadership of the effort to produce financial and operational projections that led NGP Capital Resources Company, North Shore Energy, LLC and Sherwood Energy, LLC to consider an equity investment in the Company as a participant in a backstop agreement supporting the Company’s planned rights offering.

•

In regard to Mr. Malone, the Compensation Committee considered: (i) his support of the negotiations of a definitive global settlement agreement with CNX Gas/CONSOL Energy; (ii) his leadership in the efforts to test a new fracturing technique in the Gurnee field; and (iii) his leadership in the selection of the locations of the 20 wells drilled in the Pond Creek field in 2010 and the 20 wells to be drilled there in 2011.

•

In regard to Mr. Camp, the Compensation Committee considered: (i) his leadership of a cost-cutting program; (ii) his leadership in the efforts to test a new fracturing technique in the Gurnee field; (iii) his leadership of the drilling of 20 wells in Virginia; and (iv) his leadership in producing operational projections for presentation to potential investors to facilitate their consideration of an equity investment in the Company.

•

In regard to Mr. Oviedo, the Compensation Committee considered: (i) his involvement in the design of a cost-cutting program; (ii) his leadership of the production of financial and operational projections that led NGP Capital Resources Company, North Shore Energy, LLC and Sherwood Energy, LLC to consider an equity investment in the Company as a participant in a backstop agreement; and (iii) his leadership of the effort to ensure that the Company’s independent auditors were kept informed of our progress in securing a backstop commitment in order to maintain their confidence in our ability to continue our business as a going concern.

Long-term incentives

Long-term incentives are consistent with our objective of providing a significant performance-contingent component of compensation. Our 2006 Long-Term Incentive Plan (the “2006 Plan”), under which 4,000,000 shares of our common stock have been reserved for awards to be granted, was approved by our Board of Directors and stockholders in April 2006. The purposes of the 2006 Plan are to attract and retain employees and independent directors, further align their interests with stockholder interests, and closely link compensation with performance. The 2006 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of employees and independent directors with those of our stockholders. We believe that our officers, independent directors, and technical and professional employees who have an investment in the Company are more likely to meet and exceed performance goals. We believe that the various equity-based incentive compensation vehicles provided for under the 2006 Plan, which may include stock options, restricted and unrestricted stock, performance awards and other incentive awards, are needed to maintain and promote our ability to attract, retain and motivate officers, independent directors, and technical and professional employees.

Under the 2006 Plan to date, our Compensation Committee has granted incentive stock options, non-qualified options and restricted stock awards, some of which have performance-contingent vesting. Grants of incentive and non-qualified stock options represent the right to purchase shares of our common stock in the future at a price equal to the fair market value of shares of our common stock on the date of grant and upon such terms and conditions specified by our Compensation Committee that are consistent with the 2006 Plan. Restricted stock awards represent shares of our common stock that are subject to such restrictions, terms, and conditions as may be specified by the Compensation Committee that are consistent with the 2006 Plan.

The Compensation Committee approves the total stock options and restricted stock awards that will be made available, as well as the size of individual awards for our named executive officers and other key employees. All awards are made in accordance with the 2006 Plan and our internal policies, which set forth the timing of awards and the procedures for making awards. Generally, annual awards to executive officers and key employees are granted during the first open trading window of each year (usually during the third week of March) as described in the Company’s Securities Trading Policy adopted by the Board of Directors. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. Individual awards may be granted at other points during the year in the event of a promotion, employment or other unique event. The amounts awarded may vary from year to year and are based on certain factors, including Company performance, an analysis of Compensation Peer Group data, the target value of long-term incentive compensation as a percentage of total compensation, and the Compensation Committee’s discretion. For purposes of determining the number of options and restricted shares granted to meet compensation targets, stock options are valued using the Black-Scholes methodology and the value of restricted stock is based on the fair market value of our stock on the date of the award. Previous awards, whether vested or unvested, and input from the Compensation Consultant may be considered by the Compensation Committee in establishing a current year’s awards.

For the year ended December 31, 2010, the Compensation Committee approved awards of stock options and restricted stock to our named executive officers and 29 of our key employees. Based upon a study of our Compensation Peer Group prepared by and in consultation with the Compensation Consultant, the Compensation Committee set the target value of the 2010 long-term incentives awarded to our Chief Executive Officer and our Chief Financial Officer at 100% and 70% of annual base salary, respectively. The target value of long-term incentives awarded to our two senior vice presidents and our Chief Accounting Officer were 50% of their respective annual base salaries.

The Committee agreed that these compensation opportunities, in combination with cash compensation opportunities in the form of salary and annual cash bonus targets, result in a total direct compensation opportunity that is appropriate for a company of our size and sufficient to compete for executive talent in the markets in which we operate. However, because of the depressed fair market value of our common shares, the Black-Scholes value of stock options granted in 2010 was extraordinarily low, and using such value to determine the number of options to grant as we had in the past would have required an unsustainably large number of options to achieve our compensation targets. Rather than using a Black-Scholes value to determine the number of options to grant in 2010, the Compensation Committee elected to allocate a fraction of the available shares in the 2006 Plan such that there would sufficient shares available to make long-term incentive awards for two to three years. While the Black-Scholes value of the options granted is substantially below our target grant values (36% of salary for the CEO rather than the 100% target, for example), the Compensation Committee believes that the exercise price of the options granted represents a substantial opportunity for wealth accumulation contingent on the recovery of our share price.

All of the 2010 stock awards to our key employees and 70% of the 2010 stock awards to our named executive officers were incentive stock options that vest ratably on an annual basis over a three-year period. Options that have not been exercised by the seventh anniversary of the grant date will be forfeited.

The remaining 30% of the 2010 share-based awards granted to our named executive officers were shares of restricted stock (“Performance Awards”) that vest ratably in three equal tranches, but vesting is contingent upon the Company’s achievement of three progressively higher performance levels (“Performance Targets”) on two performance measures rather than the passage of time.

Performance Targets for Performance Awards in 2010 were set by the Compensation Committee based upon the results of the Company’s annual budgeting process. The Compensation Committee adopted three levels of Performance Targets for two performance measures: (i) production volumes for the trailing 12 months and (ii) Ebitda per share (defined as earnings before interest, taxes and depreciation, depletion and amortization. Non-cash components of Ebitda such as unrealized mark-to-market gains or losses on hedging activities, impairments to gas properties and stock-based compensation expense shall be excluded from the calculation of Ebitda. The number of shares used in the calculation of Ebitda per share shall be the average number of common shares outstanding during the 12 month period including the number of shares of common stock into which outstanding shares of the Company’s Series A Convertible Redeemable Preferred Stock are convertible) for the trailing 12 months. The 2010 Performance Awards must vest within seven years or they will be forfeited.

The first tranche of Performance Awards vests upon our Compensation Committee determining, in its sole discretion, that the Company has achieved the first level of Performance Targets set for the two performance measures, but not sooner than one year from the grant date. The second tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved the second level of Performance Targets set for the two performance measures, but not sooner than two years from the grant date. The third tranche of Performance Awards vests upon our Compensation Committee determining that the Company has achieved the third level of Performance Targets set for the two performance measures, but not sooner than three years from the grant date.

It is the intention of the Compensation Committee that the Performance Awards will fully vest over a three-year period assuming that the Company successfully executes its business plan during that period. Many factors, however, are not finally determinable at the time of grant, including our level of capital spending, our results of operations, the level of natural gas prices and unforeseen circumstances that may arise in any given year, making it difficult to determine at the time of grant whether or not the Performance Targets will be attained over a three-year period, if ever. The Compensation Committee believes that the targets it has set in connection with 2010 Performance Awards have created a significant challenge and that achievement of full vesting within three years of the grant date will be a significant accomplishment while achievement of full vesting within seven years of the grant date is probable.

In regard to prior-year Performance Awards that were structured similarly, the first tranche of the 2009 Performance Awards made to our named executive officers (excluding Mr. Oviedo) have not yet vested through the date hereof. Although the Compensation Committee has certified that as of December 31, 2010 the Company has achieved the Performance Targets for the vesting of the first tranche of the 2010 Performance Awards made to our named executive officers, the awards will not vest until September 20, 2011, or one year from the grant date.

Retirement benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to employees are currently provided through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which eligible salaried employees may participate, including our five named executive officers. Pursuant to the Savings Plan employees may elect to reduce their current annual compensation by up to 50%, up to the statutorily prescribed limit of $16,500 ($22,000 for employees age 50 and older), in calendar year 2010 and have the amount of any reduction contributed to the Savings Plan. We match 100% of each employee’s contributions to the Savings Plan, up to a maximum of 3% of eligible annual compensation, and 50% of each employee’s contributions to the Savings Plan above 3%, up to a maximum of 5% of the employee’s eligible annual compensation (The statutory limit on eligible annual compensation in 2010 was $245,000.). Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. Executives participate in the Savings Plan on the same basis as other employees. Additionally, during the year ended December 31, 2010, we elected in to be a Safe Harbor Plan for the year ended December 31, 2011. A Safe Harbor 401(k) plan generally satisfies the non-discrimination rules for elective deferrals and employer matching contributions. For a 401(k) plan to be considered a Safe Harbor plan, employers must satisfy certain contribution, vesting, and notice requirements. Under Safe Harbor, the matching contributions will vest immediately.

The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59 1/2 distributions. We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain employees for critical positions within our organization.

Perquisites

During 2010, our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer received paid parking as well as membership fees, club dues and assessments for a downtown Houston luncheon club. Our Senior Vice President-Operations is provided with a Company-owned vehicle for which he recognizes income for any personal use. Our use of perquisites as an element of compensation is limited and is based on historical practices, and we do not view perquisites as a significant element of our compensation structure. The Compensation Committee annually reviews the perquisites provided to determine if they are appropriate and if any adjustments are warranted. In 2010 no named executive officer received perquisites with a value in excess of $10,000.

Corporate Change Arrangements

Vesting of all awards granted under our 2006 Plan automatically accelerate and all restrictions lapse following a “corporate change” in the Company if, within a one-year period following the corporate change: (i) a participant voluntarily terminates his employment for “good reason”, or (ii) a participant’s employment is terminated by the Company for any reason other than death, cause, or inability to perform services. A corporate change includes the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with a non-affiliated corporation, the sale of substantially all of our assets, or if there is a change in control of the Company. In the event of a corporate change, our named executive officers would be entitled to acceleration of long-term incentive awards, including restricted stock and options to purchase the Company’s stock, that have intrinsic value of $564,048 as of December 31, 2010. A complete disclosure of all payments made to named executive officers on termination of employment including termination following a change-in-control is provided in the section titled “Potential Payments Upon Termination of Employment or Change in Control”.

Employment Agreements

We provide, in accordance with the terms of their respective employment agreements that were negotiated in December 2000, additional compensation to our Chief Executive Officer and Chief Financial Officer upon a termination of either officer’s employment by the Company for reasons other than “Cause.” In the event of such termination, the terminated officer is to receive 1.5 times his annual base salary plus his base salary, reimbursable expenses, and vacation accrued but unpaid through the termination date. In addition, such terminated officer shall also receive payment or reimbursement for any premiums paid or incurred by the officer for COBRA continuation coverage for himself and his eligible dependents for a period of 18 months following the end of the month of his termination.

The Committee believes that it is reasonable to provide such severance benefits to executives under certain circumstances to assist with a transition of employment but that such benefits should not unduly enrich the executives. After review of competitive practices provided by the Compensation Consultant, the Committee believes that the agreements as currently structured are consistent with its philosophy.

For purposes of these employment agreements, “Cause” is defined as any of the following: (A) Employee’s willful and continued or repeated failure, for a period of at least 30 calendar days following a written warning from the Board of Directors, to perform his duties, functions and responsibilities as may be reasonably assigned to him hereunder; (B) the Employee’s willful violation of any material rule, regulation or policy that may be established from time to time in the Company’s business; (C) the Employee’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while such controlled substances are present in the Employee’s body; or (D) the Employee’s conviction of or a plea of guilty or no contest to any crime involving an act of moral turpitude.

The employment agreements also provide that each executive is entitled to five weeks of paid vacation per year and that at the end of each calendar year, the Company shall pay each executive for all accrued but unused vacation time.

In connection with his appointment to the position of Vice President, Chief Accounting Officer and Controller, Mr. Oviedo and the Company entered into an “Employee Cash Bonus and Stock Award Retention Agreement”. Under the terms of the agreement, Mr. Oviedo received a cash payment of $300,000 on March 15, 2010 (the “Retention Date”) because he was employed as Vice President, Chief Accounting Officer and Controller on that date. In addition, Mr. Oviedo was awarded stock options and restricted stock in 2007, all of which vested on the Retention Date.

On January 26, 2011, after approval by the Board of Directors, the Company entered into a Change of Control Severance Agreement with Mr. Oviedo. The Change of Control Severance Agreement provides that,

following a Change of Control (as defined in the Agreement) and a termination of employment for a Qualifying Reason (as defined in the Agreement), the Company will provide to Mr. Oviedo an amount equal to 1.5 times his base salary. The Company will also allow him to continue coverage under a group health plan sponsored by the Company or an Affiliate or will reimburse Mr. Oviedo for the cost of premiums for continued COBRA for himself and his eligible dependents until the earlier of (i) the date Mr. Oviedo becomes covered under another group health plan or otherwise ceases to be eligible for such continued coverage and (ii) 18 months of continued coverage, provided that Mr. Oviedo timely makes the premium payments.

The term of the agreement, including, in the absence of written notice by the Company, two annual one year extensions, is through December 31, 2014. The term shall automatically terminate before expiration upon Mr. Oviedo's termination of employment by the Company for Cause (defined as described above in relation to the CEO and CFO employment agreements) or Mr. Oviedo's termination of his own employment with the Company other than for a Qualifying Reason. A Qualifying Reason includes the involuntary termination of the executive by the Company without Cause or the voluntary termination of the executive following a reduction in base salary, a permanent relocation of the principal place of employment, a material reduction in the executive’s authority, responsibilities or duties, or a material reduction in the authority, responsibilities or duties of the person to whom the executive reports.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors, our named executive officers. These agreements provide that we will, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct, as an expense, compensation in excess of $1 million paid to our Chief Executive Officer and our other named executive officers unless certain specific and detailed criteria are satisfied. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. In this regard, we consider the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments. We believe that it is desirable to structure compensation of our five named executive officers so that the compensation will be deductible, and we believe that stock options and performance-based restricted stock meet the requirements for tax deductibility under the Code. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

In structuring equity-based awards and in determining the size of such awards, the Compensation Committee takes the FASB ASC Topic 718 accounting expense of such awards into consideration and is aware that although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Under Section 409A of the Internal Revenue Code, amounts deferred for an executive officer under a nonqualified deferred compensation plan may be included in gross income when vested and subject to a 20% or more additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. During 2008 we engaged the Compensation Consultant to review all of our compensation plans and agreements to determine whether those plans meet the requirements of Section 409A. The Compensation Consultant determined that some modifications to existing agreements were required, and our Compensation Committee approved certain amendments to our employment agreements and our long-term incentive award agreements to comply with Section 409A final regulations. As new award documents and employment agreements are drafted, we rely on our outside counsel to assure the requirements of 409A are met.

Stock Ownership

We encourage, but do not require, stock ownership by our executive officers and directors, largely because our most senior officers are significant shareholders. We do not require our executive officers and directors to hold a substantial portion of their equity awards for defined periods of time.

Historically, most of our executive officers have received significant grants of shares of restricted stock and stock options, consistent with the objectives of our executive compensation program, providing them with meaningful equity ownership in the Company and allowing them to demonstrate their commitment as stockholders in the Company. Since 2008, 50% of the annual retainer, currently $30,000, paid to each of our independent directors other than Mr. Keenan (who has waived all compensation as a director), has been paid in shares of common stock of the Company. We periodically review stock ownership by our executive officers and directors and believe that they generally maintain shares sufficiently significant in value to align their interests with those of our stockholders. If circumstances change, we will review whether stock ownership guidelines or holding requirements are appropriate.

Compensation Risk

Our Compensation Committee has reviewed our employee compensation programs and overall compensation structure and internal controls. There are several design features of our short- and long-term incentive plans for all of our key employees that reduce the likelihood of excessive risk-taking:

1)	Annual cash incentive opportunities are contingent upon several carefully-designed operational and financial measures and the Compensation Committee has the authority to make a judgment regarding whether performance merits the bonus awards that result;

2)	Total compensation program design provides a balanced mix of cash and equity and short-and long-term incentives;

3)	The payout pursuant to our annual cash incentives are subject to reasonable maximum limits;

4)	All of our key employees participate in the same short- and long-term incentive plans which have remained fundamentally unchanged since our initial public offering, providing the Compensation Committee with the opportunity to assess their effectiveness over time;

5)	There are no special incentive plans for individual employees or groups of employees other than those described herein; and

6)	Internal controls are in place to assure that payments and awards are consistent with actions approved by the Compensation Committee or the Board.

Taking into consideration the factors above, the Committee does not believe that there is a reasonable likelihood that compensation programs and policies could have a material adverse effect on the Company.

Conclusion

We believe the compensation programs and policies that our Compensation Committee has designed effectively motivate our named executive officers on both a short-term and long-term basis to perform at a level necessary to achieve our operational objectives. The various elements of compensation combine to align the interests of our named executive officers with those of our stockholders in order to maximize stockholder wealth.

Compensation Committee Report

The Compensation Committee has reviewed, and discussed with the Company’s management, the Compensation Discussion and Analysis contained in this proxy statement. Based on these discussions and the Committee’s review of the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation Committee
Stanley L. Graves, Chairman
Charles D. Haynes Gary S. Weber

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of GeoMet, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that GeoMet, Inc. specifically incorporates the Report by reference therein.)

Summary Compensation Table for 2010

The table below sets forth information regarding 2010 compensation for our named executive officers:

Name and Principal/Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation Earnings ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
J. Darby Seré Chairman, President and CEO	2010 2009 2008	$ $ $	333,000 337,995 333,000	$ $ $	— 38,024 39,960	$ $ $	48,429 — 349,659	$ $ $	71,028 51,448 —	$ $ $	199,800 101,399 99,900	— — —	$ $ $	32,122 32,641 33,727	$ $ $	684,379 561,507 856,246

William C. Rankin Executive Vice President and Chief Financial Officer	2010 2009 2008	$ $ $	264,600 268,569 264,600	$ $ $	— 25,178 26,460	$ $ $	26,935 — 198,454	$ $ $	39,506 28,747 —	$ $ $	132,300 67,142 66,150	— — —	$ $ $	31,671 32,000 28,864	$ $ $	495,012 421,636 584,528

Philip G. Malone Senior Vice President, Exploration	2010 2009 2008	$ $ $	157,108 224,112 220,800	$ $ $	— 16,808 17,664	$ $ $	11,424 — 121,437	$ $ $	16,756 17,134 —	$ $ $	62,843 44,822 44,160	— — —	$ $ $	9,637 11,294 10,604	$ $ $	257,768 314,170 414,665

Brett S. Camp Senior Vice President, Operations	2010 2009 2008	$ $ $	220,800 224,112 220,800	$ $ $	— 16,808 17,664	$ $ $	16,055 — 121,437	$ $ $	23,547 17,134 —	$ $ $	88,320 44,822 44,160	— — —	$ $ $	12,804 13,521 11,672	$ $ $	361,526 316,397 415,733

Tony Oviedo Vice President, Chief Accounting Officer and Controller	2010 2009 2008	$ $ $	183,000 183,600 180,000	$ $ $	300,000 — 12,600	$ $ $	13,088 — —	$ $ $	19,196 — —	$ $ $	73,200 — 31,500	— — —	$ $ $	12,057 13,876 12,895	$ $ $	600,541 197,476 236,995

(1)	The named executive officers, other than Mr. Oviedo who was not eligible for a 2009 bonus because he was to receive the retention bonus discussed later in this footnote, were paid bonuses, in addition to the amounts shown above under non-equity incentive plan compensation earnings, equal to 18.75% of their target percentage of annual base salary, respectively, in recognition of individual contributions during calendar year 2009. The named executive officers, including Mr. Oviedo, were paid bonuses, in addition to the amounts shown above under non-equity incentive plan compensation earnings, equal to 20% of their target percentage of annual base salary, respectively, in recognition of individual contributions during calendar year 2008. Mr. Oviedo received a retention bonus of $300,000 on March 15, 2010 pursuant to an Employee Cash Bonus and Stock Award Retention Agreement dated November 9, 2007.
(2)	Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 14—Share-Based Awards” to the consolidated audited financial statements included in the annual report on Form 10-K for the year ended December 31, 2010. See the “Grants of Plan-Based Awards Table” for information on awards made in 2009. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the named executive officers.
(3)	Represents annual performance bonuses paid in March (in August and September for the 2009 payments) of the year following the end of the fiscal year in which performance was measured. Bonuses for 2010 were equal to 100% of the named executive officer’s bonus target percentage of annual base salary based on the pre-established financial, production and proved reserves performance objectives for that year under non-equity incentives established by our Compensation Committee. For details regarding the payment of 2010 performance bonuses, see “Elements of Compensation—Annual cash incentives” above. Bonuses for 2008 and 2009 were equal to 50% of the named executive officer’s bonus target percentage of annual base salary based on the pre-established financial, production and proved reserves performance objectives for that year under non-equity incentives established by our Compensation Committee.
(4)	All other compensation during 2010 includes:

Name	401(k) Matching	Group Life Insurance	Club Membership	Parking	Unused Vacation	Auto	Total
J. Darby Seré	$9,800	$1,868	$2,244	$2,200	$16,010	$—	$32,122
William C. Rankin	$9,800	$1,841	$2,056	$2,200	$15,774	$—	$31,671
Philip G. Malone	$8,749	$888	$—	$—	$—	$—	$9,637
Brett S. Camp	$8,832	$472	$—	$—	$—	$2,400	$12,804
Tony Oviedo	$7,320	$714	$1,863	$2,160	$—	$—	$12,057

Grants of Plan-Based Awards in 2010

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock(#) (1)	All Other Option	Exercise or Base	Grant Date Fair Value
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Darby Seré	9/20/10	—	—	—	—	—	—	55,347	129,141	$0.875	$119,457
		49,950	199,800	349,650	—	—	—	—	—	—	—

William C. Rankin	9/20/10	—	—	—	—	—	—	30,783	71,829	$0.875	$66,441
		33,000	132,300	231,000	—	—	—	—	—	—	—

Philip G. Malone	9/20/10	—	—	—	—	—	—	13,056	30,465	$0.875	$28,180
		22,080	88,320	154,560	—	—	—	—	—	—	—

Brett S. Camp	9/20/10	—	—	—	—	—	—	18,348	42,813	$0.875	$39,602
		22,080	88,320	154,560	—	—	—	—	—	—	—

Tony Oviedo	9/20/10	—	—	—	—	—	—	14,958	34,902	$0.875	$32,284
		19,200	76,800	134,400	—	—	—	—	—	—	—

(1)	Shares of restricted stock granted to named executive officers in 2010 will vest to the extent that performance measures are achieved as discussed above in “Elements of Compensation—Long-Term Incentives”.

Outstanding Equity Awards at December 31, 2010

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)— Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)(3)		Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
J. Darby Seré	106,660	—	—		$2.50	5/19/13
	213,320 106,660 32,453 41,311 —	— — — 13,770 72,756	— — 16,228 27,542 46,770	$ $ $ $ $	2.50 2.50 13.00 8.30 0.72	9/22/13 4/27/14 4/18/13 9/20/14 3/24/16
	—	129,141	—		$0.88	9/20/17
							62,620	$72,013	40,866	$46,996
William C. Rankin	93,340	—	—		$2.50	5/19/13
	186,680 93,340 18,176 23,133 20,234	— — — 7,711 40,468	— — 9,088 15,422 26,016	$ $ $ $ $	2.50 2.50 13.00 8.30 0.72	9/22/13 4/27/14 4/18/13 9/20/14 3/24/16
	—	71,829	—		$0.88	9/20/17
							34,911	$40,148	23,134	$26,604
Philip G. Malone	10,548	—	5,274		$13.00	4/18/13
	13,425 12,060	4,475 24,120	8,950 15,507	$ $	8.30 0.72	9/20/14 3/24/16
	—	30,465	—		$0.88	9/20/17
							15,582	$17,919	14,011	$16,113
Brett S. Camp	10,548	—	5,274		$13.00	4/18/13
	13,425 12,060	4,475 24,120	8,950 15,507	$ $	8.30 0.72	9/20/14 3/24/16
	—	42,813	—		$0.88	9/20/17
							20,874	$24,005	14,011	$16,113
Tony Oviedo	4,056	—	—		$13.00	4/18/13
	—	60,000	—		$5.04	11/20/14
	—	34,902	—		$0.88	9/20/17
							18,958	$21,802	—	$—

(1)	Represents non-qualified stock options that vest in three tranches upon the achievement of certain performance targets by the Company.
(2)	Based on the $1.15 per share closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2010.

(3)	Pursuant to an Option Exchange Offer, on January 5, 2011 all options with an exercise price greater than $5.00 per share were cancelled in exchange for shares of restricted stock that will vest; (i) ratably over a three year period if the option exchanged was exercisable on that date and (ii) ratably over a four year period if the option was unexercisable or unearned on that date. On that date, Messrs. Seré, Rankin, Malone, Camp and Oviedo were granted 22,345, 12,513, 7,261, 7,261 and 23,017 shares of restricted stock, respectively, in exchange for the cancellation of the options shown in the table above that have an exercise price greater than $5.00 per share.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers and restricted stock awards to our named executive officers that vested in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Darby Seré	36,378	$14,915	7,273	$6,982
William C. Rankin	—	—	4,128	$3,963
Philip G. Malone	—	—	2,526	$2,425
Brett S. Camp	—	—	2,526	$2,425
Tony Oviedo	—	—	22,000	$21,960

Potential Payments Upon Termination of Employment or Change in Control

Under certain circumstances, each named executive officer may be entitled to compensation in the event his employment terminates. The amount of the compensation is contingent upon a number of factors, including the circumstances under which employment is terminated. The relevant agreements and terms of awards applicable to the named executive officers have been described in this document, and the table below quantifies the amount that would become payable to each named executive officer as a result of his termination of employment. The amounts shown assume that such termination was effective on December 31, 2010 and are estimates of the amounts that would be paid. The actual amounts that would be paid can only be determined at the time of the officer’s termination of employment.

Awards of stock options and restricted stock under the 2006 Long-Term Incentive Plan prescribe the treatment of those awards under certain events including termination for “Cause” and termination following or in connection with a “Corporate Change”. For purposes of those awards, “Cause” is defined as a finding by the Compensation Committee of acts or omissions constituting, (a) a breach of duty by the executive in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the executive that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the executive to such an extent that the Company’s best interests reasonably require the termination of the executive’s employment or service; (c) acts or omissions of the executive materially in violation of his obligations under any written employment or other agreement between the executive and the Company or at law; (d) the executive’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (e) the executive’s repeated insubordination; (f) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (g) the executive’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (h) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

The 2006 Long-Term Incentive Plan defines a “Corporate Change” as (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. Notwithstanding the foregoing, “Corporate Change” shall not any public offering of equity of the Company pursuant to a registration statement that is effective under the Securities Act. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of the Company immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of common stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of the Company pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of common stock; (b) any Corporate Change Merger of the Company; (c) any contested election of directors of the Company; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR

A CHANGE IN CONTROL

Name and Triggering Event(1)	Cash Severance Payment(2)	Welfare and Similar Benefits(3)	Stock Awards(4)	Option Awards(5)	Total
J. Darby Seré
Death	—	$34,238	—	—	$34,238
Disability	—	$34,238	—	—	$34,238
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$499,500	$34,238	—	—	$533,738
Good reason termination	$499,500	$34,238	—	—	$533,738
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$499,500	$34,238	$144,706	$86,910	$765,354
Good reason termination	$499,500	$34,238	$144,706	$86,910	$765,354
William C. Rankin
Death	—	$42,162	—	—	$42,162
Disability	—	$42,162	—	—	$42,162
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$396,900	$42,162	—	—	$438,762
Good reason termination	$396,900	$42,162			$438,762
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$396,900	$42,162	$81,142	$48,341	$568,545
Good reason termination	$396,900	$42,162	$81,142	$48,341	$568,545
Philip G. Malone
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	$42,382	$25,417	$67,799
Good reason termination	—	—	$42,382	$25,417	$67,799
Brett S. Camp
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	$48,468	$28,813	$77,281
Good reason termination	—	—	$48,468	$28,813	$77,281
Tony Oviedo (6)
Death	—	—	—	—	—
Disability	—	—	—	—	—
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—
Good reason termination	—	—	—	—	—
After a CIC:
Voluntary termination or termination with cause	—	—	—	—	—
Involuntary termination without cause	$288,000	$30,390	$48,271	$9,598	$376,259
Good reason termination	$288,000	$30,390	$48,271	$9,598	$376,259

(1)	Amounts in the table represent obligations of the Company under agreements currently in place and valued as of December 31, 2010.

(2)	Amounts listed under “cash severance payment” are payable under the terms certain named executive officers’ employment or severance agreements.
(3)	Amounts under “Welfare and Similar Benefits” include accrued vacation and the amount that would be paid to each named executive officer whose employment agreement or severance agreement provides for continued medical insurance for a period of time.
(4)	The amounts listed under “Stock Awards” would be the result of the acceleration of the vesting of previously awarded restricted stock as a result of an involuntary termination without cause or a good reason termination within one year of a Corporate Change event. Included in the amounts listed are the values of the shares of restricted stock issued on January 5, 2011 in the Option Exchange Offer.
(5)	The number of shares of common stock underlying options for which vesting is accelerated upon an involuntary termination without cause or a good reason termination within one year of a Corporate Change event for Messrs. Seré, Rankin, Malone, Camp and Oviedo were 248,667, 138,813, 70,092, 82,440 and 34,902, respectively.
(6)	The cash severance payments and welfare and similar benefits amounts for an involuntary termination without cause and for a good reason termination within one year after a Corporate Change event represent obligations of the Company under the Change of Control Severance Agreement dated January 26, 2011.

The amounts shown above with respect to outstanding Company stock option and restricted stock awards were calculated based on a variety of assumptions, including the following: (a) a Corporate Change event occurred on December 31, 2010; (b) a stock price of the Company’s common stock equal to $1.15, which was the closing price of the Company’s shares on December 31, 2010; and (c) upon a Corporate Change, all unvested stock options and restricted stock vest, including those with vesting provisions tied to performance measures which vest as if target performance was achieved.

2010 Director Compensation

Compensation of independent directors is determined by the Board of Directors based upon recommendations prepared by the Compensation Committee. In 2010, each independent, non-employee director was paid an annual retainer of $60,000, 50% of which was paid in shares of common stock on September 20, 2010 in addition to $1,500 for each board meeting and $1,000 for each Committee meeting attended in person. A fee of $200 per hour was paid for all meetings attended by phone. The Chair of the Audit Committee is paid an annual retainer of $10,000; each of the Chairs of the Nominating, Corporate Governance and Ethics Committee and the Compensation Committee receive an annual retainer of $5,000; and the Chair of the Reserves Subcommittee receives an annual retainer of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.

Stanley L. Graves and Charles D. Haynes each received meeting fees of $3,100 for 2010 meetings of the Special Committee which was formed on August 18, 2009 in connection with a potential financing transaction involving Yorktown Energy Partners IV, L.P., the Company’s controlling stockholder at that time.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Hord Armstrong, III	$56,950	$30,000	—	—	—	—	$86,950
James C. Crain	$46,050	$30,000	—	—	—	—	$76,050
Stanley L. Graves	$52,550	$30,000	—	—	—	—	$82,550
Charles D. Haynes	$54,075	$30,000	—	—	—	—	$84,075
W. Howard Keenan, Jr.(1)	—	—	—	—	—	—	—
Michael Y. McGovern(2)	$10,659	$8,959	—	—	—	—	$19,618
Gary S. Weber(2)	$12,059	$8,959	—	—	—	—	$21,018

(1)	Mr. Keenan has waived any compensation for serving as a director.
(2)	Mr. McGovern and Mr. Weber were appointed to the Board on September 14, 2010.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the current rules of the listing standards of NASDAQ and SEC rules and regulations. None of the members of the Compensation Committee during fiscal 2010 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. The Compensation Committee is responsible for establishing and administering our executive compensation policies. Members of our Compensation Committee do not have any interlocks with other companies.

Certain Relationships and Related Transactions

Transaction with Yorktown Affiliate

On March 29, 2010, we executed a commitment letters with NGP Capital Resources Company (“NGPC”) and North Shore Energy, LLC (“North Shore”), an affiliate of Yorktown Energy Partners IV, L.P., our largest stockholder at that time, whereby NGPC and North Shore agreed to the preliminary terms of a commitment to purchase up to $20 million each of our preferred stock. Our Board of Directors approved the execution of the commitment letters from NGPC and North Shore after receiving the recommendation to do so by a Special Committee consisting of two independent and disinterested members of our Board. The Special Committee retained the services of independent legal counsel and a financial advisor in evaluating and formulating its recommendation to our Board of Directors. On March 29, 2010, we paid $250,000 to each of NGPC and North Shore as required under the terms of the commitment letters.

On April 30, 2010, we received an alternative proposal from Sherwood Energy, LLC (“Sherwood”) for a similar financing commitment of up to $40 million. The Sherwood proposal was determined to be superior by our Special Committee and Board of Directors and the Company suspended negotiations with NGPC and North Shore. Shortly thereafter, NGPC and North Shore advised us that they considered the termination of the commitment letters to be improper, constituting a breach of those letters. We retained separate counsel to assist in the resolution of this dispute. On May 28, 2010, we reached agreements with each of NGPC and North Shore regarding the termination of the commitment letters. Under the terms of those agreements, we paid an additional $220,000 in cash to North Shore and an additional $350,000 in cash to NGPC. Total payments to North Shore and NGPC were $470,000 and $600,000, respectively, after taking into account the initial $250,000 payment made to each party. We also agreed to reimburse NGPC and North Shore for reasonable costs and out-of-pocket expenses incurred by them in connection with their commitment to provide financing to us. The reimbursements paid to NGPC and North Shore were $117,041 and $49,187 respectively. Additionally, we, NGPC and North Shore, as well as Sherwood and its affiliate, Cadent Energy Partners, agreed to release each other from any claims or causes of action relating to the terminated commitment letters.

Yorktown Energy Partners VIII, L.P., which is a partnership managed by Yorktown Partners LLC and organized to make direct investments in the energy industry on behalf of certain institutional investors, is the controlling shareholder of North Shore. Our largest shareholder, Yorktown Energy Partners IV, L.P., is also managed by Yorktown Partners LLC. One of our directors, W. Howard Keenan, Jr., is a member and a manager of Yorktown Partners LLC. Mr. Keenan disclaims beneficial ownership of all shares held by Yorktown Energy Partners IV, L.P., except to the extent of his pecuniary interest therein.

Transaction with Sherwood

On May 4, 2010, we executed a commitment letter with Sherwood, whereby Sherwood agreed on a preliminary basis to purchase up to $40 million of the Company’s preferred stock in the event that a proposed rights offering of the preferred stock was not fully subscribed by GeoMet’s common stockholders. On that date, the Company made an initial payment of $250,000 to Sherwood to be credited against the backstop fee payable to Sherwood upon closing of the transaction.

On September 14, 2010, we closed the backstop transaction with Sherwood, pursuant to which Sherwood purchased 2,351,801 shares of the our preferred stock at a price of $10.00 per share, yielding aggregate gross proceeds to the Company of $23,518,010. We used the net proceeds of $22,120,364 to repay indebtedness outstanding under our bank credit facility and for general corporate purposes. Also on that date and in connection with the closing of the backstop transaction with Sherwood, Michael Y. McGovern and Gary S. Weber were appointed to our Board of Directors. Mr. McGovern is the president and chief executive officer of Sherwood. Mr. McGovern disclaims beneficial ownership of all shares held by Sherwood, except to the extent of his pecuniary interest therein.

Review and Approval of Transactions with Related Persons

As set forth in our Audit Committee Charter, a current copy of which is available on our website at http://www.geometinc.com, any related party transaction that is required to be disclosed pursuant to SEC regulations must be reviewed and approved by our Audit Committee. Our Audit Committee has adopted a written checklist that governs its review of related party transactions. Our Audit Committee reviews information from our directors, executive officers and other related persons with respect to related person transactions and then determines, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct and Ethics, which is also available on our website. Our Code of Business Conduct and Ethics sets forth policy guidelines aimed at preventing any conflicts of interest with our company. Our Code of Business Conduct and Ethics further imposes prohibitions and duties designed to prevent employees, officers and directors from taking personal advantage of corporate opportunities. Any exceptions to these policies require management and the Board of Directors to be fully informed and to determine that any undertaking is consistent with the Company’s business objectives.

Although our Audit Committee normally reviews and evaluates related party transactions, the transactions with Sherwood and the Yorktown affiliate described above were reviewed by a Special Committee of our Board of Directors, which consisted of one member of our Audit Committee and another director that the Board determined to be independent for the purposes of evaluating transactions with an affiliate of Yorktown. Given the potential significance of those transactions, our Board concluded that the establishment of a Special Committee, with its own financial advisor and legal counsel, was appropriate to ensure that the Company and its stockholders were adequately represented in the review and evaluation of those transactions.

Say on Pay and Say on Frequency

We are a smaller reporting company, and so are not subject to the SEC’s new “say on pay” and “say on frequency” rules adopted under the Dodd-Frank Financial Reform Act until our annual meeting of Stockholders in 2013.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

It is contemplated that the 2012 annual meeting of Stockholders of the Company will take place during the first half of May 2012. Stockholder proposals for inclusion in the Company’s proxy materials for the 2012 annual meeting of Stockholders must be received by the Company at its offices in Houston, Texas, addressed to the Secretary of the Company, on or before December 14, 2011; provided, that if the 2012 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us during the fiscal year ended December 31, 2010, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010 (including the financial statements and schedules and a list of all exhibits) may be obtained without charge upon written request to the Company, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas, 77010, Attention: Corporate Secretary. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K, as amended, and its exhibits online at the SEC website at www.sec.gov, or on our website at www.geometinc.com.

OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2011 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ STEPHEN M. SMITH
Stephen M. Smith
Secretary

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	CONTROL #	g	000000000000
NAME

THE COMPANY NAME INC. - COMMON	SHARES		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C			123,456,789,012.12345
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THE COMPANY NAME INC. - CLASS E			123,456,789,012.12345
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The Board of Directors recommends a vote FOR Proposal 1, with no exceptions.			For All	Withhold All	For All Except	To withhold authority for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
1.	Election of Directors:		☐	☐	☐
	01) James C. Crain 02) Robert E. Creager 03) Stanley L. Graves 04) Charles D. Haynes 05) W. Howard Keenan	06) Philip G. Malone 07) Michael Y. McGovern 08) J. Darby Seré 09) Gary S. Weber

NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

GEOMET, INC. Annual Meeting of Stockholders May 6, 2011 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints J. Darby Seré and William C. Rankin, and each of them, with full power of substitution to act alone, as proxies to vote all the shares of Common Stock and Series A Convertible Redeemable Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of GeoMet, Inc., to be held on May 6, 2011 at 909 Fannin St., San Jacinto Room, Houston, Texas 77010, and any adjournments or postponements thereof. The undersigned revokes any proxy heretofore given with respect to such meeting.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1 (with no exceptions), and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof.

Continued and to be signed on reverse side

0000070863_2    R2.09.05.010